Exhibit 10.1

NCI INFORMATION SYSTEMS, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

AGREEMENT (“Agreement”) dated May 4, 2001 by and between NCI Information Systems, Inc., a corporation headquartered in McLean, Virginia (“Corporation”), and Linda Allan (“Optionee”).

WHEREAS, the capitalization of the Corporation currently consists of 5,000 shares of common stock (any share of common stock of the Corporation, whether now or hereafter existing, a “Share”); and the aggregate number of shares which may be issued or transferred under this Agreement shall not exceed the number of shares authorized, except as noted herein; and

WHEREAS, the purpose of this Agreement is to grant the Optionee an option to acquire from the Corporation 250 Shares, such number of shares currently equates to five (5%) percent of the current 5000 shares of the Corporation whether such Shares are authorized and unissued or contributed to the Corporation by Charles Narang.

NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained and intending to be legally bound, the parties hereto agree as follows:

1. Number of Shares and Price. The Corporation hereby grants to the Optionee an option (“Option”) to purchase the number of Shares set forth on page 6 of this Agreement. The exercise price per Share of the Option shall be as is set forth on page 6 of this Agreement. The Option is not intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code and shall be a Non-Statutory Stock Option.

2. Term and Exercise. The Option is fully vested as of the date of this Agreement. The term of this Option is thirty (30) years. The Option may not be exercised prior to 90 days before any of the following events (each, individually, an “Exercise Event”), whichever occurs first: (a) the Corporation undergoes a change of control through a merger or a sale of substantially all of its business or assets; (b) the Corporation completes an underwritten public offering of Shares (“IPO”); or (c) the 10th anniversary of this Agreement. The Corporation shall give notice to the Optionee not less than 90 days in advance of either the (a) or (b) Exercise Events to enable that Optionee to exercise the Option prior to and in sufficient time to participate in the Exercise Event. Six months after the exercise of the options under either (a), (b) or (c) Optionee may, after confirmation of the price, offer to sell part of the Shares to the Corporation for the then Fair Market Value, as defined in Section 3 and the Corporation may elect, in its’ sole discretion, to purchase all or part of such shares.

3. Fair Market Value. “Fair Market Value” means the market price of the Shares, determined as follows (a) if the Shares were traded over-the-counter on the date in question but were not traded on the NASDAQ Stock Market or the NASDAQ National Market System, then the Fair Market Value shall be equal to the average of the mean of the representative bid and asked prices quoted for such date and for the preceding nine business days by the principal automated inter-dealer quotation system on which the Shares are quoted or, if the Shares are not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.; (b) if the Shares were traded over-the-counter on the date in question and were traded on the NASDAQ Stock Market or the NASDAQ National Market System, then the Fair Market Value shall be equal to the average of the last-transaction price quoted for such date and for the preceding nine business days by the NASDAQ Stock Market or the NASDAQ National Market System, (c) if the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the average of the closing price reported by the applicable composite transactions report for such date and for the preceding nine business days, and (d) if there is no active trading market for the Shares in accordance with (a), (b), or (c) above, then the Fair Market Value shall be the price of the Shares as determined by a mutually acceptable third party valuation consultant recognized in the industry, if the parties cannot agree on a valuation expert each shall pick a valuation expert and these valuation experts shall pick a third expert, such expert to be paid by the Corporation.

4. Exercise of Option Upon Termination of Employment. Termination of Optionee’s employment with the Corporation for any reason shall have no effect on the Option.

5. Exercise of Option in the Event of Optionee’s Death. If the Optionee dies, the Optionee’s designated beneficiary may exercise the Option in accordance with Section 2.

6. Exercise Procedures. The Option shall be exercisable, in whole or in part, by written notice to the Corporation. Such written notice shall set forth (a) the number of Shares being purchased, (b) the total exercise price for the Shares being purchased, (c) the exact name as it should appear on the stock certificate(s) to be issued for the Shares being purchased, and (d) the address to which the stock certificates should be sent. The exercise price of Shares purchased upon exercise of the Option shall be paid in full (a) in cash, (b) by delivery to the Corporation of already owned Shares, (c) in any combination of cash and already owned Shares, or (d) by delivery of such other consideration as is permissible under any other stock option agreement or stock option plan adopted by Corporation and in compliance with applicable law (including payment in accordance with a cashless exercise program). If any Shares shall be transferred to the Corporation to satisfy all or any part of the exercise price, the part of the exercise price deemed to have been satisfied by such transfer of Shares shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of Shares transferred to the Corporation. The Optionee may not transfer to the Corporation in satisfaction of the exercise price any fraction of a Share, and any portion of the exercise price that would represent less than a full Share must be paid in cash by the Optionee. Subject to Section 14 hereof, certificates for the purchased Shares will be issued and delivered to the Optionee as soon as practicable after the receipt of such payment of the exercise price. The Optionee shall not be deemed for any purpose to be a shareholder of the Corporation in respect of any Shares as to which the Option shall not have been exercised, as herein provided, until such Shares have been issued to Optionee by the Corporation hereunder.

7. Transfer of Option. This option is not affected by termination of your employment for any reason, including death. However, prior to your death only you may exercise this Option. You cannot transfer or assign this Option. For example, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. Regardless of any marital property settlement agreement (such as in anticipation of a divorce), the Corporation is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Corporation obligated to recognize such individual’s interest in your Option in any other way. Notwithstanding the foregoing, you may, however, dispose of this Option in your will, at which time the Corporation is obligated to recognize such individual’s interest in your Option.

8. Retention Rights. This Agreement does not give Optionee the right to be retained by the Corporation in any capacity. Nothing contained herein shall constitute a contract, for or guarantee of, employment, and both parties recognize that Optionee’s employment continues to be at will.

9. Stockholder Rights. Neither you nor your estate or heirs, have any rights as a stockholder of the Corporation until a certificate for the shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described herein.

10. Registration Rights. The Corporation will use its best efforts to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission coveting the Shares issuable upon exercise of this Option within 30 days after the effective date of its IPO. The Corporation will use its best efforts to cause the Registration Statement to become effective promptly thereafter and to remain effective for a period necessary to permit the unrestricted sale of the securities underlying the Option.

11. Legends. All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER. SUCH AGREEMENT IMPOSES CERTAIN TRANSFER RESTRICTIONS AND GRANTS CERTAIN REPURCHASE RIGHTS TO THE CORPORATION OR ITS ASSIGNS UPON THE SALE OF SUCH SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION BY THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISION OF FEDERAL AND STATE SECURITIES LAWS OR IF THERE WAS PROVIDED TO THE CORPORATION AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION

THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE LAW IS NOT REQUIRED.”

12. Right of First Refusal to IPO. If, prior to an IPO, the Optionee proposes to sell, pledge or otherwise transfer to a third party pursuant to a bona fide offer, any Shares acquired upon exercise of the Option, the Optionee must first offer such Shares to the Corporation and the Corporation shall have the right to purchase such Shares (“Right of First Refusal”). The Optionee must give a written “Transfer Notice” to the Corporation describing fully any proposed sale, pledge or transfer of the Shares, including, the number of Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Optionee and the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Corporation and its assignees shall have the right to purchase the shares at the value set forth on the Transfer Notice and on such other terms and conditions set forth in the terms and conditions of the Transfer Notice. The Corporation shall notify the Optionee of its desire to exercise its Right of First Refusal by delivery of a notice to that effect within 10 days after the date when the Transfer Notice was delivered to the Corporation. The Corporation’s rights under this Section 8 shall be freely assignable, in whole or in part. If the Corporation exercises its Right of First Refusal, the Optionee and the Corporation (or its assignees) shall consummate the sale of the option or Shares. If the Corporation fails to exercise its Right of First Refusal within 10 days after the date of delivery of the Transfer Notice, the Optionee may, not later than 90 days following delivery of the Transfer Notice to the Corporation, conclude a transfer of the Option or Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. The Corporation’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Option or Shares. The Corporation’s Right of First Refusal shall terminate upon the consummation of its IPO. If the Corporation makes available, at the time and place and in the amount provided in this Agreement, and pays the consideration for the stock to be repurchased, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

13 Antidilution.

(a) So long as the total number of shares of NCI remains at FIVE THOUSAND (5000) Shares, Linda Allan’s share percentage will not be diluted to satisfy commitments for specific grants of stock but could be diluted if there was a recapitalization and additional shares are added for future offerings of stock or options (b) If any additional Shares, options to purchase Shares or stock dividends are hereafter issued directly or indirectly to Charles Narang, without cash consideration, that is equal or in excess of the Fair Market Value at the time of issuance, the Optionee shall be issued sufficient additional Shares or options to purchase Shares, as the case may be, on the same basis as such Shares or options are granted to Charles Narang such that the Optionee will be permitted to maintain the same proportional interest in the Corporation vis à vis the shareholdings of and options held by Charles Narang (c) If Charles Narang purchases additional Shares, the Optionee shall have the right to purchase additional Shares on the same terms as such Shares are subject to the agreement of merger or reorganization. However, this Agreement shall not be canceled and shall remain in full force and effect regardless of any such merger or reorganization.

14. Taxes. The Corporation may, if the Corporation deems it necessary or desirable, withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation arising from the exercise of the Option. Unless the Corporation withholds the amount of such withholding or tax, the Corporation may defer issuance of Shares unless indemnified to its satisfaction against any liability for any such tax. The Optionee shall be permitted to satisfy his tax or withholding obligation by (a) the payment of cash by the Optionee to the Corporation, (b) the payment in Shares already owned by the Optionee valued at Fair Market Value on the date of payment, and/or (c) the withholding from the Option, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares on the date of exercise, to satisfy such tax or withholding requirements.

15. Securities-Law Compliance. Shares shall not be issued under any Option agreement unless the issuance and delivery of such shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Companies securities may then be listed. The Optionee represents and acknowledges that if the issuance of the Shares upon exercise of the Option has not been registered under the Securities Act of 1933, as amended (“Act”) (a) when the Optionee purchases the Shares, he is not acquiring such Shares with a view to sell or distribute of any part thereof, and (b) the Optionee may be required to bear the economic risk of his investment for an indefinite period of time. The Optionee further represents and warrants that the Optionee and his beneficiaries will not sell or otherwise dispose of such Shares unless and until Optionee shall have notified the Company of the proposed disposition and a statement of the circumstances surrounding the proposed disposition and Optionee shall have furnished the Company with an Opinion of Counsel satisfactory to the Company to the effect that such disposition will not require registration or qualification of such stock under federal or state securities laws or appropriate action necessary for compliance with the federal or state securities laws has been taken or the Company shall have waived, expressly and in writing, it rights under this section.

16. Adjustments. The existence of the Option shall not affect in any way the right or power of the Corporation or its directors or shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred stock or prior preference stock ahead of or affecting the Shares or the rights thereof, or dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In the event that the Company is a party to a merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. However, this Agreement shall not be canceled and shall remain in full force and effect regardless of any such merger or reorganization.

17. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of Virginia (without regard to that State’s choice of law provisions).

18. Financial Reports. Not less often than annually, the Corporation shall furnish to Allan its financial statements including a balance sheet regarding the Corporation’s financial condition and results of operations, Provided, however, that Allan executes a non-disclosure agreement covering such financial information. Such financial statements need not be audited.

19. Entire Agreement. This Stock Option Agreement, constitutes the entire Agreement between you and the Corporation regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. Any modifications to this Agreement shall be made in writing and signed by both Parties.

Total Number of NCI Shares Currently Authorized:	5,000
Number of Shares Subject to the Option:	250
Exercise Price Per Share of Common Stock:	$1.00

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:

NCI INFORMATION SYSTEMS, INC.

By:	/s/ Charles K. Narang
Charles Narang, President

Date:	May 9, 2001

Linda Allan:	/s/ Linda Allan

Date:	May 4, 2001

WITNESS:	/s/ Michele Cappello

Date:	May 9, 2001

Notice Addresses:

If to the Corporation:	If to the Optionee:

NCI Information System, Inc. 8260 Greensboro Drive McLean, Virginia 22102	Linda Allan 3073 Cleveland Avenue, NW Washington, DC 20008

Attention: Michele R. Cappello Deputy General Counsel